UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2018

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2018, TVA executed an amendment to its $150,000,000 December Maturity Community Bank Credit Agreement dated as of December 12, 2016, with SunTrust Bank, as Administrative Agent and a Lender, Branch Banking and Trust Company, as Letter of Credit Issuer and a Lender, First National Bank, First Tennessee Bank National Association, HomeTrust Bank, Pinnacle Bank, Regions Bank, and United Community Bank (the “Credit Agreement”). The amendment, among other things, (1) extends the maturity date of the Credit Agreement to December 11, 2021, (2) changes the name of the Credit Agreement to the December Maturity Community Bank Credit Agreement, (3) updates certain definitions, (4) updates certain ERISA provisions, (5) adds a provision regarding the bail-in of European Economic Area financial institutions, and (6) updates the schedule of commitments and applicable percentages. The other material terms and conditions of the Credit Agreement were not changed.

A copy of the amendment is filed as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Amendment Dated as of December 11, 2018, to December Maturity Community Bank Credit Agreement Dated as of December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: December 13, 2018	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

This exhibit is filed pursuant to Items 1.01 and 2.03 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Amendment Dated as of December 11, 2018, to December Maturity Community Bank Credit Agreement Dated as of December 12, 2016.